                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                         ----------------------

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of the earliest event reported): November 5, 1998

                     Commission File Number 0-14973

                               UNICO, INC.
  --------------------------------------------------------------------
           (Exact name of registrant as specified in charter)

             New Mexico                                  85-0270072
  --------------------------------------------------------------------
   (State or other jurisdiction of                      IRS Employer
    incorporation or organization)                   Identification No.


  2925 Bayview Drive, Fremont, California                    94538
  --------------------------------------------------------------------
  (Address of Principal Executive Offices)                 (Zip Code)

  Registrant's telephone number, including area code:     510/770-3990


                                   N/A
  ---------------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.  OTHER EVENTS

The Registrant filed a Form S-8 on September 14, 1998 to register 390,000 shares of its common stock it provided to three individuals as compensation for consulting services. Upon further review, the Registrant deemed it may have inadvertently violated the intent of the Novation Agreement (see Form 8-K filed on July 14, 1998). Following a prudent course of action, it rescinded the service contracts and cancelled the shares issued to two of the three individuals. It is canceling a total of 260,000 shares: 130,000 shares issued to each of Mr. John Hwang, its current President, and Mr. Ike Suri, a major shareholder of the Registrant.

The Registrant continues to view these individuals as valuable contributors to its growth and expects to continue to benefit from their services. Registrant may enter into other agreements with these individuals to compensate them for past and future services.

The Registrant is continuing to evaluate the 130,000 shares issued to Mr. Leo Paul Murphy, an unrelated third party who provided consulting services to secure the acquisition. Upon resolution, it will disclose the disposition of these shares in a subsequent Form 8-K filed with the Securities and Exchange Commission.
<R/>




                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                UNICO, INC.

Date:     November 1, 1999                BY:   /s/ Ike Suri
                                        NAME:   IKE SURI
                                       TITLE:   Chief Executive Officer